PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Dated December 23, 2025

Volta Streaming Inc.

Up to 11,479,592 Shares of Common Stock
$0.02 Per Share
Minimum Investment $200

By this offering circular, or this Offering Circular, Volta Streaming Inc., a Nevada corporation, or Volta Streaming, the Company, we, us or our, is offering for sale a maximum of 11,479,592 shares, or the Offered Shares, of its common stock, par value $0.00001, or Common Stock, at a fixed price of $0.02 per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 2 of Regulation A of the Securities and Exchange Commission, or the SEC. A minimum purchase of $200 of the Offered Shares is required in this offering. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. We will pay all of the expenses of the offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, we will immediately deposit said proceeds into our bank account and may dispose of the proceeds as set forth in “Use of Proceeds.”

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by us from subscribers for this offering will be available for use by us upon acceptance of subscriptions for the Offered Shares.

We estimate that this offering will commence within two calendar days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part. This offering will terminate at the earliest of (i) the date on which the maximum offering has been sold, (ii) the date which is one year from this offering being qualified by the SEC (which date may be extended for an additional 90 days in our sole discretion) or (iii) the date on which this offering is earlier terminated by us, in our sole discretion. See “Plan of Distribution” for additional information.

This offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Offered Shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the Offered Shares on our behalf, our officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

As of the date of this Offering Circular, there is no trading market in our Common Stock, and we cannot assure you that a trading market will develop. Our Common Stock is not currently listed on any national securities exchange or the OTC Bulletin Board. There is no guarantee that our Common Stock will ever trade on any national securities exchange or the OTC Bulletin Board.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price(1)	$0.02	$229,591.84
Underwriting Discounts and Commissions(2)	$—	$—
Proceeds, before expenses to us(3)	$0.02	$229,591.84

(1)	This is a “best-efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Offered Shares on a best-efforts basis primarily through direct communication with the Company. Upon the receipt of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds as set forth in “Use of Proceeds.” See “How to Subscribe.”

(2)	We will not pay any commissions for the sale of Offered Shares in this offering. We are offering these securities without an underwriter and we do not intend to offer and sell these securities through registered broker-dealers or utilize finders.

(3)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $50,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Offered Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “Use of Proceeds.”

Our board of directors used its business judgment in setting a value of $0.02 per share as consideration for the Offered Shares to be issued under this offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Prior to this offering, six stockholders collectively currently own 100% of our outstanding Common Stock and, assuming sale of all of the Offered Shares offered hereby, will own approximately 79.67% of our outstanding Common Stock. As such, such stockholders will, for the foreseeable future, be able to control the management and affairs of our Company, as well as matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. See “Risk Factors.”

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

No person has been authorized in connection with this offering to give any information or to make any representations other than that information and those representations specifically contained in this Offering Circular; any other information or representations should not be relied upon. Neither the delivery of this Offering Circular nor any sales hereunder shall, under any circumstances, create an implication that there has been no change in our affairs or in the information set forth herein since the date of this Offering Circular set forth above.

Prospective purchasers should not regard the contents of this Offering Circular or any other communication from us as a substitute for careful and independent tax and financial planning. Each potential investor is encouraged to consult with his, her or its own independent legal counsel, accountant and other professionals with respect to the legal and tax aspects of this investment and with specific reference to his, her or its own tax situation, prior to subscribing for Offered Shares.

The information contained in this Offering Circular has been supplied by us. This Offering Circular contains summaries of documents not contained in this Offering Circular, but all such summaries are qualified in their entirety by references to the actual documents. Copies of documents referred to in this Offering Circular, but not included as an Exhibit, will be made available to qualified prospective investors upon request.

Unless otherwise indicated, data contained in this Offering Circular concerning our business, including estimates and other statistical data, are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is December 23, 2025.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business, our strategies and business outlook, anticipated development of our Company, and various other matters. These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our Company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the “Risk Factors” section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our Common Stock. Before making an investment decision, you should read this Offering Circular carefully, including the “Risk Factors” section and our financial statements and the notes thereto included elsewhere in this Offering Circular. Unless otherwise indicated, the terms we, us and our refer and relate to Volta Streaming Inc., a Nevada corporation.

Our Company

Overview

We are an energy fintech that specializes in providing capital to renewable energy startups and utilities. We operate at the intersection of finance, energy production, and consumption. Our mission is to catalyze the global transition to renewable energy by offering innovative financing solutions. We aim to create value for both renewable energy developers and energy consumers by bridging the financial gap between the two, thus facilitating the widespread adoption of sustainable energy practices.

Our current primary focus is on securing future energy outputs through Power Purchase Agreements, or PPAs, and Virtual Power Purchase Agreements, or VPPAs, and reselling these contracts to data centers, industrial facilities, and other large-scale energy consumers. By acting as a virtual utility, we enable the development of renewable energy projects and ensure a reliable supply of green energy to high-demand consumers.

A PPA is a contract between a renewable energy developer and an energy buyer (such as a data center) where the buyer agrees to purchase electricity at a predetermined price for a specific period. This provides the developer with a guaranteed revenue stream, which is crucial for securing project financing. In a traditional physical PPA, the buyer takes ownership of the electricity generated, typically managing its sale into the wholesale market or using it directly.

Unlike traditional PPAs, VPPAs are financial contracts rather than physical ones. In a VPPA, the buyer does not take ownership of the electricity generated by the renewable energy project. Instead, the buyer agrees to pay a fixed price for the energy output, while the project sells the electricity into the wholesale market. The difference between the market price and the fixed price agreed upon in the VPPA is settled financially between the buyer and the developer. The buyer also receives Renewable Energy Certificates, or RECs, which they can either retire to meet sustainability goals or sell for additional revenue.

Our proposed business model will revolve around the following key components:

(i)	Pre-NTP Stage Financing (Revenue Share): For projects that are in the pre-Notice to Proceed, or pre-NTP, stage, we will offer financing through a revenue-sharing model. Developers at this stage may be looking to sell or transition their project to an operator once critical milestones are met, such as securing permits or initial financing. Our revenue-sharing model ensures that when the project is sold or transitioned to an operator, we receive a portion of the revenue, reflecting our early investment and the risks we assumed.

(ii)	NTP Stage Financing (PPA/VPPA): Once a project reaches the NTP stage, it is ready to move forward with construction and full-scale development. At this point, we will provide financing through traditional PPA or VPPA structures. This ensures that the project can proceed with a guaranteed revenue stream from energy sales, reducing risk for both the developer and us.

(iii)	Reselling Energy Contracts: Once we secure PPAs and VPPAs, we will resell these contracts to large energy consumers, such as data centers and industrial plants. These consumers benefit from stable, long-term energy pricing and the ability to meet their sustainability goals. For us, this will create a revenue stream from the difference between the fixed prices in the PPAs/VPPAs and the resale prices to consumers.

The lifecycle of our financing and reselling process will consist of the following:

(i)	Project Identification and Evaluation: The first step in our process will be identifying high-potential renewable energy projects. We will evaluate these projects based on several criteria, including the strength of the management team, the viability of the technology, the potential market for the energy, and the regulatory environment. This due diligence will ensure that we are investing in projects with a high likelihood of success.

(ii)	Financing: After completing identification and evaluation, for projects still in the early stages, we will offer financing in exchange for a share of future revenue. For projects in the NTP stage (or once an existing financed project reaches the NTP stage), we will offer or shift to, as applicable, PPA or VPPA financing, providing the necessary capital to proceed with construction.

(iii)	Reselling to Energy Consumers: After securing the PPAs/VPPAs, we will market these contracts to large-scale energy consumers. These consumers, often data centers or industrial operations, purchase the contracts to secure stable energy pricing and meet their sustainability goals.

(iv)	Ongoing Management and Optimization: After the contracts are sold, we will continue to manage our portfolio of PPAs and VPPAs. This will include monitoring the performance of the renewable energy projects, managing the financial settlements in VPPAs, and ensuring that our customers are satisfied with the energy delivery and pricing. We will also look for opportunities to optimize our portfolio, such as by renegotiating contracts or selling additional RECs.

Our anticipated revenue streams will consist of the following:

(i)	Resale Premiums: Our anticipated primary revenue stream will come from reselling PPAs and VPPAs to large energy consumers at a premium price, reflecting the stability and sustainability of the energy supply.

(ii)	Interest on Financing: We will charge interest on the loans provided to renewable energy projects, generating steady revenue from the financing side of our business.

(iii)	Revenue Share Contracts: For projects financed at the pre-NTP stage, we will earn a share of the project's future revenue, ensuring that we benefit from the successful transition of the project to an operator.

(iv)	Renewable Energy Certificates: In addition to reselling energy contracts, we may also trade or retire RECs associated with the energy we finance, providing an additional revenue stream.

Market Opportunity

The demand for renewable energy is skyrocketing, driven by regulatory pressure, corporate sustainability goals, and the need for energy security. Large energy consumers, such as data centers and manufacturing plants, are increasingly turning to PPAs and VPPAs to lock in long-term, stable energy prices while reducing their carbon footprint. According to Market.us, the global PPA market size is expected to be worth around $444.3 billion by 2033, from $28.3 billion in 2023, and it is poised to reach a compound annual growth rate, or CAGR, of 31.7% from 2024 to 2033.

Renewable energy developers often face challenges in securing the necessary capital to bring their projects to life, particularly at the pre-NTP stage where risks are higher. This is where we come in, providing the financial backing and expertise needed to turn renewable energy visions into reality.

Currently, our target market will include the following:

●	Renewable Energy Startups and Utilities: Early-stage companies and utilities that need capital to develop, expand, or improve their renewable energy projects.

●	High-Demand Energy Consumers: Data centers, manufacturing plants, and large corporate campuses that require stable, long-term energy pricing and need to meet sustainability goals.

Our Competitive Strengths

We believe the following strengths will differentiate us from our competitors and will be key drivers of our success:

●	Expertise in Financial and Energy Markets: Our deep understanding of both financial markets and the renewable energy sector will allow us to structure deals that maximize value for all parties involved.

●	Strong Network of Industry Partners: We have established relationships with renewable energy developers, consultants, and large energy consumers, ensuring a steady pipeline of opportunities and a ready market for our services.

●	Focus on Sustainability: Our commitment to sustainability aligns with the goals of our future clients, which we believe will make us a preferred partner for projects that require both financial support and a shared vision of a greener future.

Our Strategy

We aim to create value for both renewable energy developers and energy consumers by bridging the financial gap between the two, thus facilitating the widespread adoption of sustainable energy practices.

●	Partnerships with Renewable Energy Developers: We plan to establish strong relationships with renewable energy developers, providing them with the financial backing they need to succeed while securing future energy output for our customers.

●	Direct Outreach to High-Demand Energy Consumers: We plan to actively market our services to data centers and other large energy consumers, emphasizing the financial and sustainability benefits of PPAs and VPPAs.

●	Thought Leadership: We plan to establish our company as a thought leader in the renewable energy finance space by publishing white papers, hosting webinars, and speaking at industry conferences.

●	Market Price Risk Mitigation: To mitigate the risk of fluctuating market prices in VPPAs, we intend to negotiate settlement at hubs rather than nodes, reducing volatility and ensuring more predictable financial outcomes.

●	Credit Risk Mitigation: We will conduct rigorous due diligence on all projects and companies we finance, ensuring that they have a strong likelihood of success and minimizing the risk of default.

●	Regulatory Risk Mitigation: We will stay up-to-date with regulatory changes in both the energy and financial sectors, allowing us to adapt our business model as necessary to comply with new laws and regulations.

Risks Associated with Our Business, this Offering and our Common Stock

Our business is subject to a number of risks and uncertainties of which you should be aware before making an investment decision, including those highlighted in the “Risk Factors” section of this Offering Circular. These risks include the following:

●	We have a limited operating history and have not generated revenue to date, which makes it difficult to evaluate our prospects and future performance.

●	We will require substantial additional capital beyond this offering to execute our business plan, and financing may not be available when needed or on acceptable terms.

●	Our pre-NTP financing model involves substantial risk, including the possibility that projects never reach sale or transition, resulting in a total loss of capital.

●	Our NTP-stage financing activities depend on the execution, enforceability, and performance of PPAs and VPPAs, which may be subject to cancellation, renegotiation, or non-performance.

●	Part of our business model depends on our ability to resell PPAs and VPPAs at favorable pricing, and resale markets may not develop as we expect.

●	Volatility in energy markets could adversely affect the value and marketability of our PPAs and VPPAs.

●	We will operate in a highly competitive market, and we may be unable to compete effectively against larger and better-capitalized companies.

●	Demand for long-term renewable energy contracts may decline due to economic, regulatory, or corporate sustainability trends.

●	Changes in renewable energy policies, tax incentives, or permitting regulations could have a material adverse effect on our business.

●	We may be subject to evolving regulations governing energy markets, financial services, and derivatives, which may increase our compliance costs.

●	PPAs and VPPAs may be challenged or deemed unenforceable if improperly structured or if counterparties dispute their obligations.

●	We will depend on third-party developers, operators, and market participants, whose performance we do not control.

●	Our valuation models and underwriting tools may contain errors or rely on assumptions that prove inaccurate.

●	Any default or credit deterioration by our counterparties could materially adversely affect our business.

●	Macroeconomic conditions, including inflation and rising interest rates, may negatively impact our cost of capital and investment returns.

●	Natural disasters, extreme weather events, geopolitical developments, or supply chain disruptions could adversely affect our projects or the broader renewable energy market.

●	We are conducting this offering pursuant to Regulation A, which imposes limits and ongoing obligations that may affect this investment and our business.

●	We will be subject to only limited ongoing reporting. Consequently, investors may have access to less information than is customary for public companies.

●	As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

●	Our securities are not listed on a national securities exchange, and we do not intend to seek a listing. This may limit liquidity and price discovery and increase regulatory frictions for resales.

●	State securities law requirements may restrict our ability to sell or investors’ ability to resell the Offered Shares in certain jurisdictions.

●	Our current capital structure concentrates voting control, and our governance is not subject to exchange listing standards, which may heighten regulatory and investor-protection concerns.

●	There is no minimum offering and no person has committed to purchase any of the Offered Shares.

●	We may seek additional capital that may result in stockholder dilution or that may have rights senior to those of our Common Stock.

●	There is currently no trading market for our securities.

●	Our management has full discretion as to the use of proceeds from this offering.

●	The terms of this offering were determined arbitrarily.

●	You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

Corporate Information

We were incorporated in the State of Nevada on August 23, 2024. Our principal executive offices are located at 71 Potato Road, Sagaponack, New York 11962, and our telephone number is (917) 797-0088.

This Offering Circular contains references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this Offering Circular may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

Extended Transition Period

We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Offering Summary

Securities Offered	11,479,592 shares of Common Stock, par value $0.00001.

Offering Price	$0.02 per Offered Share.

Common Stock Outstanding Before This Offering	45,000,000 shares of Common Stock.

Common Stock Outstanding After This Offering	56,479,592 shares of Common Stock, assuming the sale of all of the Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering	None

Market for our Common Stock	Our Common Stock is not listed for trading on any exchange or automated quotation system. We do not intend to seek such a listing at any time hereinafter.

Termination of this Offering	This offering will terminate at the earliest of (i) the date on which the maximum offering has been sold, (ii) the date which is one year from this Offering Circular being qualified by the SEC (which date may be extended for an additional 90 days in our sole discretion) and (iii) the date on which we earlier terminate this offering, in our sole discretion.

Use of Proceeds

We expect to use the net proceeds from this offering primarily for working capital and for other general corporate purposes. For a more complete description of our intended use of the proceeds from this offering, see the “Use of Proceeds” section of this Offering Circular.

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the “Risk Factors” section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Legal Counsel	No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in the Offered Shares and its suitability for such investor.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose all or a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occurs, our business, operating results and financial condition could be materially adversely affected. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Company and Our Industry

We have a limited operating history and have not generated revenue to date, which makes it difficult to evaluate our prospects and future performance.

We were incorporated in August 2024. We are an early-stage company, have had limited operations since inception, and have not generated any revenue to date, which makes an evaluation of our business operations, prospects and future performance difficult. We are subject to the risks associated with early-stage companies such as our ability to implement our business plan, market acceptance of our business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of our limited operating history. In addition, no assurance can be given that we will be able to consummate our business strategy and plans, as described herein, or that financial, market, or other limitations will not force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends or even to make quarter to quarter comparisons of our operating results. You should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early-stage company. Our revenue and income potential are unproven, and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise, including access to capital, successful implementation of our business plan and generating revenue from operations, and cannot assure you that we will be able to successfully address these risks.

We will require substantial additional capital beyond this offering to execute our business plan, and financing may not be available when needed or on acceptable terms.

Our operations and growth strategy depend on our ability to provide capital-intensive financing solutions to renewable energy developers. We expect to incur significant expenses and fund substantial upfront investments before receiving any revenue. If we do not obtain adequate funding to meet these commitments, we may be forced to reduce or delay project financing activities, scale back operations, or pursue financing arrangements that could be dilutive or otherwise unfavorably affect our stockholders.

Our pre-NTP financing model involves substantial risk, including the possibility that projects never reach sale or transition, resulting in a total loss of capital.

For projects still in the early stages, we will offer financing in exchange for a share of future revenue. Pre-NTP projects are subject to multiple risks, including permitting delays, zoning disputes, interconnection challenges, land use restrictions, technology failure, and difficulties in securing construction financing. Many such projects fail to reach NTP or sale. If a project we provide financing for does not achieve the milestones necessary for sale or transition to an operator, we may not receive any revenue share and may lose all or a significant portion of our investment.

Our NTP-stage financing activities depend on the execution, enforceability, and performance of PPAs and VPPAs, which may be subject to cancellation, renegotiation, or non-performance.

We will provide financing to projects that rely on long-term PPAs or VPPAs. These agreements may be renegotiated, terminated, or subject to disputes. In addition, project developers may experience construction delays, cost overruns, supply chain issues, or operational failures, which may prevent a project from generating energy or fulfilling its contractual obligations. Any failure of a counterparty to perform its obligations could materially and adversely affect our returns.

Part of our business model depends on our ability to resell PPAs and VPPAs at favorable pricing, and resale markets may not develop as we expect.

We intend to generate revenue from the spread between the price at which we secure PPAs and VPPAs and the price at which we resell them to large-scale energy consumers, including data centers and industrial operations. The market for the resale of such contracts is emerging, and there is no assurance that buyers will accept or value our contract structures. Market price fluctuations, increased competition, or shifts in buyer demand may compress or eliminate the spreads necessary for us to achieve profitability.

Volatility in energy markets could adversely affect the value and marketability of our PPAs and VPPAs.

Although PPAs and VPPAs typically involve fixed pricing, their economic attractiveness depends on relative wholesale energy prices and broader market conditions. Declining energy prices or shifts in market supply and demand may reduce the value of our contracts or make them more difficult to resell at profitable margins.

We will operate in a highly competitive market, and we may be unable to compete effectively against larger and better-capitalized companies.

We will compete with banks, private equity funds, infrastructure investors, utilities, energy traders, and other financial institutions that provide capital or PPA/VPPA solutions. Many of these competitors have greater financial resources, longer operating histories, and established relationships with developers and corporate offtakers. Increased competition may limit our ability to source attractive projects or negotiate favorable terms. See “Business—Competition” for additional information.

Demand for long-term renewable energy contracts may decline due to economic, regulatory, or corporate sustainability trends.

Our target customers, including data centers, industrial operations and other large energy consumers, may reduce or delay renewable procurement due to budget constraints, changes in environmental commitments, energy price volatility, or shifting regulatory environments. In addition, corporate sustainability commitments are key drivers of our business. A such, reductions in corporate emissions goals may reduce demand for PPAs and VPPAs, which could significantly impact our ability to execute our business model.

Changes in renewable energy policies, tax incentives, or permitting regulations could have a material adverse effect on our business.

Federal, state, and local policies, such as tax credits, interconnection rules, net metering, and renewable portfolio standards, directly impact project viability. Reductions, delays, or changes in such policies may reduce developer incentives, increase project costs, or lower returns on PPA and VPPA structures. Any material adverse regulatory change could reduce demand for our financing solutions, which would have a material adverse effect on our business operations, financial condition and prospects.

We may be subject to evolving regulations governing energy markets, financial services, and derivatives, which may increase our compliance costs.

PPAs and VPPAs involve complex financial, contractual, and regulatory considerations. VPPAs, in particular, may be treated as financial hedges or derivatives subject to regulation under federal or state law. Changes in energy trading rules, accounting standards, commodity regulations, or state licensing requirements could materially affect our operations, impose additional compliance burdens, or restrict our ability to offer certain products. See “Business— Government Regulation” for additional information.

PPAs and VPPAs may be challenged or deemed unenforceable if improperly structured or if counterparties dispute their obligations.

Any errors in contract drafting, structuring, or compliance with applicable regulations could lead to disputes or unenforceability of agreements. Litigation involving key agreements could result in delays, increased costs, or loss of expected revenues, and of which would have a material adverse effect on our business.

We will depend on third-party developers, operators, and market participants, whose performance we do not control.

We will rely heavily on third-party project developers to meet permitting, construction, and operational milestones. Delays, mismanagement, or cost overruns may impair the expected value of our investments. Similarly, the failure of grid operators, utilities, or intermediaries to perform may adversely impact PPA or VPPA performance, which could materially adversely affect our business operations and financial condition.

Our valuation models and underwriting tools may contain errors or rely on assumptions that prove inaccurate.

Our project selection and pricing will depend on internal models that analyze market conditions, project risks, interconnection availability, creditworthiness, and forecasted energy output. These models may contain design errors, rely on incomplete data, or produce inaccurate forecasts. Any mispricing or incorrect risk assessment could result in significant losses to us.

Any default or credit deterioration by our counterparties could materially adversely affect our business.

We face credit risk from developers, utilities, corporate offtakers, and intermediaries. A counterparty’s failure to meet its contractual obligations may result in reduced revenue, impaired asset value, or increased costs to replace contracts.

Macroeconomic conditions, including inflation and rising interest rates, may negatively impact our cost of capital and investment returns.

Higher interest rates could increase our financing costs and reduce the relative attractiveness of renewable energy contracts. Inflation, supply chain constraints, or economic uncertainty may also increase project costs or reduce developer demand for our financing solutions.

Natural disasters, extreme weather events, geopolitical developments, or supply chain disruptions could adversely affect our projects or the broader renewable energy market.

Renewable energy assets are vulnerable to natural and man-made disruptions. Severe weather, pandemics, material shortages, and geopolitical conflicts may delay project development or impair contract performance, which could adversely affect our business operations.

Our operating results may fluctuate significantly from period to period, which may make it difficult for investors to evaluate our business.

Our revenue will depend on the timing of project milestones, PPA and VPPA executions, and contract resales. As a result, our financial performance may be uneven, volatile, and difficult to predict. You should therefore not rely on our periodic results as indicators of our future performance.

Risks Related to Securities Compliance and Regulation

We are conducting this offering pursuant to Regulation A, which imposes limits and ongoing obligations that may affect this investment and our business.

This offering is exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, because it is being conducted under Tier 2 of Regulation A. While Regulation A allows broader investor participation, it also imposes issuer reporting, offering, and communications requirements that are distinct from, and generally less rigorous than, those applicable to issuers registered under the Exchange Act. Investors may therefore receive less information than they would from a company with securities registered under the Exchange Act. In addition, non-accredited natural persons are generally limited to investing no more than 10% of the greater of their annual income or net worth, which may limit the breadth and depth of our potential investor base and our ability to raise capital quickly. Any compliance failure could delay, suspend, or terminate the offering and subject us to enforcement actions or investor rescission claims.

We will be subject to only limited ongoing reporting. Consequently, investors may have access to less information than is customary for public companies.

Following qualification, we will file annual, semiannual, and certain current reports under Regulation A, which provide less detail and frequency than Exchange Act reporting. We may suspend these reporting obligations if we satisfy applicable thresholds in future periods. The reduced disclosure may impair transparency and the marketability of our securities.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national securities exchange would be. Accordingly, we are not required to have (i) a board of directors of which a majority consists of independent directors under the listing standards of a national securities exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national securities exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national securities exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national securities exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national securities exchange.

Our securities are not listed on a national securities exchange, and we do not intend to seek a listing. This may limit liquidity and price discovery and increase regulatory frictions for resales.

There is currently no public market for our Common Stock, and we do not intend to list our Common Stock on any exchange or automated quotation system. As a result, investors may find it difficult to resell their Offered Shares at desired times or prices, and any private resales may involve additional legal and procedural steps (including compliance with state “blue sky” laws) that further inhibit liquidity. Illiquidity heightens valuation risk and could result in a total loss of investment.

State securities law requirements may restrict our ability to sell or investors’ ability to resell the Offered Shares in certain jurisdictions.

We plan to qualify or rely on exemptions in the states where the Offered Shares are sold. State regulators may impose conditions, delays, or denials that limit our sales activities. In addition, secondary sales that are not effected on a national exchange may be subject to separate state qualification or exemption requirements, which could limit resale opportunities for investors.

Our current capital structure concentrates voting control, and our governance is not subject to exchange listing standards, which may heighten regulatory and investor-protection concerns.

Six shareholders, some of whom are related parties to us, currently collectively hold all of our outstanding Common Stock prior to this offering, and will collectively retain control after this offering. As a non-listed company, we are not required to maintain independent directors or board committees typical of exchange-listed issuers. Concentrated control and limited independent oversight may increase perceived governance risk and could draw enhanced regulatory scrutiny if investor protections are deemed inadequate.

Changes in securities laws, regulations, or interpretations could increase our compliance costs or limit our ability to raise capital.

Federal and state securities regulators, and the courts periodically update rules and guidance governing exempt offerings, advertising, investor limits, and continuing disclosures. Future changes could restrict offering communications (including use of testing-the-waters and marketing materials), increase reporting burdens, or otherwise make Regulation A offerings less feasible, thereby curtailing our access to growth capital.

Risks Related to this Offering and Ownership of Our Securities

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

We have not established a minimum offering in this offering, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in stockholder dilution or that may have rights senior to those of our Common Stock.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Common Stock, which could negatively affect the market price of our Common Stock or cause our stockholders to experience dilution.

There is currently no trading market for our securities.

There is currently no public trading market for our Common Stock (or any of our other securities), and an active market may not develop or be sustained. If an active public or private trading market for our Common Stock does not develop or is not sustained, it may be difficult or impossible for you to resell your Common Stock at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Common Stock.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market, if any, for our Common Stock may be volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our Common Stock and consequently your ability to achieve a return on your investment depend on appreciation in the price of our Common Stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our Common Stock will receive cash, stock or other dividends on their shares of our Common Stock, until we have funds which our board of directors determines can be allocated to dividends. The success of an investment in shares of our Common Stock will depend upon any future appreciation in its value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our management has full discretion as to the use of proceeds from this offering.

We presently anticipate that the net proceeds from this offering will be used by us for the purposes set forth under the heading “Use of Proceeds.” We reserve the right, however, to use the funds from this offering for other purposes not presently contemplated herein but which are related directly to growing our current business. As a result of the foregoing, purchasers of the Offered Shares will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

The terms of this offering were determined arbitrarily.

We arbitrarily determined the terms of this offering. The offering price for the Offered Shares does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our Common Stock compared to the purchase price of the Offered Shares in this offering. See “Dilution.”

DILUTION

Dilution in net tangible book value per share to purchasers of our Common Stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our Common Stock after this offering.

As of the date of this Offering Circular, we had 45,000,000 shares of Common Stock issued and outstanding.

Our historical net tangible book value as of June 30, 2025 was $(25,739), or $(0.001) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the 45,000,000 total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.02, and after deducting estimated offering expenses payable by us.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of June 30, 2025	$(0.001)
Increase in net tangible book value per share after giving effect to this offering	$0.004
Pro forma net tangible book value per share as of June 30, 2025	$0.003
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.017

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of June 30, 2025	$(0.001)
Increase in net tangible book value per share after giving effect to this offering	$0.003
Pro forma net tangible book value per share as of June 30, 2025	$0.002
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.018

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of June 30, 2025	$(0.001)
Increase in net tangible book value per share after giving effect to this offering	$0.002
Pro forma net tangible book value per share as of June 30, 2025	$0.001
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.019

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of June 30, 2025	$(0.001)
Increase in net tangible book value per share after giving effect to this offering	$0.0006
Pro forma net tangible book value per share as of June 30, 2025	$(0.0004)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.02

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	2,869,898	5,739,796	8,609,694	11,479,592
Gross proceeds	$57,397.96	$114,795.92	$172,193.88	$229,591.84
Offering expenses	50,000	50,000	50,000	50,000
Net proceeds	$7,397.96	$64,795.92	$122,193.88	$179,591.84

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.02, which represents the mid-point of the price range presented herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Working capital and other general corporate purposes	$7,397.96	$64,795.92	$122,193.88	$179,591.84

TOTAL	$7,397.96	$64,795.92	$122,193.88	$179,591.84

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in our best interest. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

We are offering a maximum of 11,479,592 Offered Shares on a best-efforts basis, at a fixed price of $0.02 per Offered Share. A minimum purchase of $200 of the Offered Shares is required in this offering. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. Any funds derived from this offering will be immediately available to us for our use. There will be no refunds. We will pay all of the expenses of the offering.

This offering will terminate at the earliest of (i) the date on which the maximum offering has been sold, (ii) the date which is one year from this offering being qualified by the SEC (which date may be extended for an additional 90 days in our sole discretion) or (iii) the date on which we terminate this offering, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the “Use of Proceeds” section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We arbitrarily determined the terms of this offering. The price per share in this offering has been determined by our board of directors in its business judgment and bears no necessary relationship to our assets, book value, earnings, or other established criteria of valuation.

We intend to sell the Offered Shares in this offering through the efforts of our President, Lee Michael Felty. Mr. Felty will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Felty is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Felty:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

○	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

○	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

○	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to the company at: info@voltastreaming.com. All relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement; and

●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a stockholder of our company and the Offered Shares will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum financial standards described therein.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $200 of the Offered Shares in this offering. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

State Law Exemption

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. See “Risk Factors.”

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in as many states as this offering is able to be qualified. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our Company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 60,000,000 shares of Common Stock, par value $0.00001 per share. As of the date of this Offering Circular, there were 45,000,000 shares of our Common Stock issued and outstanding held by six holders of record.

Common Stock

General. The holders of our Common Stock currently have (i) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of our Company; (iii) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Our Bylaws provide that, at any meeting of our stockholders (at which a quorum is present to organize the meeting), all matters, except as otherwise provided by statute, by our Articles of Incorporation or by our Bylaws, shall be decided by the majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken.

Non-cumulative Voting. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our Common Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Anti-takeover Provisions

Certain provisions of our Articles of Incorporation, our Bylaws and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, even if the acquisition arguably could benefit our stockholders.

Anti-Takeover Provisions of Nevada State Law

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues, or NRS, 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (i) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (ii) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original Articles of Incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (i) one fifth or more, but less than one third, (ii) one third or more, but less than a majority or (iii) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	No cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	Special meetings of our stockholders may only be called by the Chairman of our board of directors, by our Chief Executive Officer, our President or by our board of directors pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies;

●	The right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director; and

●	The ability of our board of directors to alter our Bylaws without obtaining stockholder approval (subject to the concurrent power of our stockholders to adopt, alter, amend or repeal our Bylaws).

Dividend Policy

We have never declared or paid any dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Market

As of the date of this Offering Circular, there is no trading market in our Common Stock, and we cannot assure you that a trading market will develop. Our Common Stock is not currently listed on any national securities exchange or the OTC Bulletin Board. There is no guarantee that our Common Stock will ever trade on any national securities exchange or the OTC Bulletin Board.

Stockholder Meetings

Our Bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, by our Chief Executive Officer, our President or by our board of directors pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies.

Transfer Agent

We have retained the services of Endeavor Trust Corporation, as the transfer agent for our Common Stock. The address for Endeavor Trust Corporation is Suite 702, 777 Hornby Street, Vancouver, BC V6Z 1S4 Canada, and its telephone number is (604) 559-8880.

BUSINESS

Background

We are an energy fintech that specializes in providing capital to renewable energy startups and utilities. We operate at the intersection of finance, energy production, and consumption. Our mission is to catalyze the global transition to renewable energy by offering innovative financing solutions. We aim to create value for both renewable energy developers and energy consumers by bridging the financial gap between the two, thus facilitating the widespread adoption of sustainable energy practices.

Our current primary focus is on securing future energy outputs through Power Purchase Agreements, or PPAs, and Virtual Power Purchase Agreements, or VPPAs, and reselling these contracts to data centers, industrial facilities, and other large-scale energy consumers. By acting as a virtual utility, we enable the development of renewable energy projects and ensure a reliable supply of green energy to high-demand consumers.

A PPA is a contract between a renewable energy developer and an energy buyer (such as a data center) where the buyer agrees to purchase electricity at a predetermined price for a specific period. This provides the developer with a guaranteed revenue stream, which is crucial for securing project financing. In a traditional physical PPA, the buyer takes ownership of the electricity generated, typically managing its sale into the wholesale market or using it directly.

Unlike traditional PPAs, VPPAs are financial contracts rather than physical ones. In a VPPA, the buyer does not take ownership of the electricity generated by the renewable energy project. Instead, the buyer agrees to pay a fixed price for the energy output, while the project sells the electricity into the wholesale market. The difference between the market price and the fixed price agreed upon in the VPPA is settled financially between the buyer and the developer. The buyer also receives Renewable Energy Certificates, or RECs, which they can either retire to meet sustainability goals or sell for additional revenue.

Our proposed business model will revolve around the following key components:

(i)	Pre-NTP Stage Financing (Revenue Share): For projects that are in the pre-Notice to Proceed, or pre-NTP, stage, we will offer financing through a revenue-sharing model. Developers at this stage may be looking to sell or transition their project to an operator once critical milestones are met, such as securing permits or initial financing. Our revenue-sharing model ensures that when the project is sold or transitioned to an operator, we receive a portion of the revenue, reflecting our early investment and the risks we assumed.

(ii)	NTP Stage Financing (PPA/VPPA): Once a project reaches the NTP stage, it is ready to move forward with construction and full-scale development. At this point, we will provide financing through traditional PPA or VPPA structures. This ensures that the project can proceed with a guaranteed revenue stream from energy sales, reducing risk for both the developer and us.

(iii)	Reselling Energy Contracts: Once we secure PPAs and VPPAs, we will resell these contracts to large energy consumers, such as data centers and industrial plants. These consumers benefit from stable, long-term energy pricing and the ability to meet their sustainability goals. For us, this will create a revenue stream from the difference between the fixed prices in the PPAs/VPPAs and the resale prices to consumers.

The lifecycle of our financing and reselling process will consist of the following:

(i)	Project Identification and Evaluation: The first step in our process will be identifying high-potential renewable energy projects. We will evaluate these projects based on several criteria, including the strength of the management team, the viability of the technology, the potential market for the energy, and the regulatory environment. This due diligence will ensure that we are investing in projects with a high likelihood of success.

(ii)	Financing: After completing identification and evaluation, for projects still in the early stages, we will offer financing in exchange for a share of future revenue. For projects in the NTP stage (or once an existing financed project reaches the NTP stage), we will offer or shift to, as applicable, PPA or VPPA financing, providing the necessary capital to proceed with construction.

(iii)	Reselling to Energy Consumers: After securing the PPAs/VPPAs, we will market these contracts to large-scale energy consumers. These consumers, often data centers or industrial operations, purchase the contracts to secure stable energy pricing and meet their sustainability goals.

(iv)	Ongoing Management and Optimization: After the contracts are sold, we will continue to manage our portfolio of PPAs and VPPAs. This will include monitoring the performance of the renewable energy projects, managing the financial settlements in VPPAs, and ensuring that our customers are satisfied with the energy delivery and pricing. We will also look for opportunities to optimize our portfolio, such as by renegotiating contracts or selling additional RECs.

Our anticipated revenue streams will consist of the following:

(i)	Resale Premiums: Our anticipated primary revenue stream will come from reselling PPAs and VPPAs to large energy consumers at a premium price, reflecting the stability and sustainability of the energy supply.

(ii)	Interest on Financing: We will charge interest on the loans provided to renewable energy projects, generating steady revenue from the financing side of our business.

(iii)	Revenue Share Contracts: For projects financed at the pre-NTP stage, we will earn a share of the project's future revenue, ensuring that we benefit from the successful transition of the project to an operator.

(iv)	Renewable Energy Certificates: In addition to reselling energy contracts, we may also trade or retire RECs associated with the energy we finance, providing an additional revenue stream.

Market Opportunity

The demand for renewable energy is skyrocketing, driven by regulatory pressure, corporate sustainability goals, and the need for energy security. Large energy consumers, such as data centers and manufacturing plants, are increasingly turning to PPAs and VPPAs to lock in long-term, stable energy prices while reducing their carbon footprint. According to Market.us, the global PPA market size is expected to be worth around $444.3 billion by 2033, from $28.3 billion in 2023, and it is poised to reach a compound annual growth rate, or CAGR, of 31.7% from 2024 to 2033.

Renewable energy developers often face challenges in securing the necessary capital to bring their projects to life, particularly at the pre-NTP stage where risks are higher. This is where we come in, providing the financial backing and expertise needed to turn renewable energy visions into reality.

Currently, our target market will include the following:

●	Renewable Energy Startups and Utilities: Early-stage companies and utilities that need capital to develop, expand, or improve their renewable energy projects.

●	High-Demand Energy Consumers: Data centers, manufacturing plants, and large corporate campuses that require stable, long-term energy pricing and need to meet sustainability goals.

Management Team

We are led by Lee Michael Felty, our President, Secretary and Treasurer. Mr. Felty is also currently the sole member of our board of directors.

Lee Michael Felty has been our President, Secretary, Treasurer and the sole member of our board of directors since inception. Mr. Felty is a seasoned business leader and entrepreneur with a diverse background spanning technology, commercial real estate, and public service. Over the past five years, Mr. Felty has successfully led multiple ventures across the commercial real estate and hospitality industries. As a real estate owner and operator, he has developed and managed a portfolio of properties in key urban and resort markets, with a focus on high-end hospitality and mixed-use assets. His business ventures have been characterized by a deep understanding of consumer experience, local economic trends, and long-term value creation. Mr. Felty’s commitment to civic impact has also been reflected in his involvement in public service, where he has held influential roles interfacing with local government and community development initiatives. His interest to bridge public-private interests has informed his approach to business leadership, particularly in navigating complex regulatory environments and building sustainable partnerships.

Corporate Information

We were incorporated in the State of Nevada on August 23, 2024. Our principal executive offices are located at 71 Potato Road, Sagaponack, New York 11962, and our telephone number is (917) 797-0088.

Competition

Our competitive landscape is broad, dynamic, and evolving. We will compete with numerous types of market participants, many of which have significantly greater financial, operational, and institutional resources than we do. In the pre-NTP financing space, we will compete with, among others, (i) specialized energy development capital providers, including early-stage funds, infrastructure development vehicles, and private equity investors that provide milestone-based or development capital, (ii) traditional project developers with internal development budgets that may prefer to self-finance early-stage milestones to maintain full project ownership, and (iii) strategic investors and utilities that directly invest in early-stage pipelines to secure long-term project offtake. Many competitors in this segment offer lower-cost capital or have deeper relationships with developers, which may make it challenging to secure favorable deal flow.

With respect to NTP-stage PPA/VPPA financing, we will compete with, among others, (i) banks and project finance lenders who offer construction loans, term loans, and tax equity financing, (ii) infrastructure funds, private equity firms, and yieldcos that provide capital to utility-scale renewable projects and often have flexible financing structures, (iii) utilities and independent power producers that engage in direct PPA negotiations and may provide integrated development-to-operation financing, and (iv) energy traders and commodity houses that actively structure long-term energy hedges, swaps, and VPPA-type products. Competitors in this segment typically have established track records, greater underwriting capacity, and access to lower-cost capital, which may enable them to offer developers more attractive terms.

In the PPA/VPPA resale space, we will face competition from, among others, (i) large-scale energy retailers and power marketers that aggregate renewable energy products and offer standardized procurement solutions, (ii) independent power producers and renewable developers that sell PPAs directly to data centers, hyperscalers, technology companies, and industrial buyers, (iii) aggregator platforms and marketplaces that facilitate corporate renewable procurement and may reduce the need for intermediary resellers, and (iv) corporate buyers procuring PPAs directly, as many large corporations have in-house renewable energy procurement teams, reducing demand for intermediaries or resale structures. Competitors in this segment may be able to offer lower pricing, longer track records, or integrated product bundles, including RECs, carbon credits, or energy storage solutions.

Key factors influencing competition in our industry and markets include:

●	Cost of capital. Lower-cost capital providers can offer developers more favorable financing terms.

●	Strength of relationships with renewable developers and corporate offtakers. Long-standing relationships may give competitors preferred access to pipeline opportunities and contract buyers.

●	Ability to evaluate and price risk effectively. Competitors with deep experience in project finance and energy risk management may have an advantage.

●	Speed and certainty of execution. Developers often favor counterparties that can provide rapid underwriting and predictable closing.

●	Brand reputation and track record. Established institutions may be perceived as more reliable counterparties for long-term contracts.

●	Regulatory compliance and expertise. Competitors who are already licensed or structured to handle regulated financial or commodity transactions may operate with fewer restrictions.

Our Competitive Strengths

As an early-stage company with no revenues to date, we face challenges competing against larger and better-capitalized institutions. However, we believe the following strengths will differentiate us from our competitors and will be key drivers of our success:

●	Expertise in Financial and Energy Markets: Our deep understanding of both financial markets and the renewable energy sector will allow us to structure deals that maximize value for all parties involved.

●	Strong Network of Industry Partners: We have established relationships with renewable energy developers, consultants, and large energy consumers, ensuring a steady pipeline of opportunities and a ready market for our services.

●	Focus on Sustainability: Our commitment to sustainability aligns with the goals of our future clients, which we believe will make us a preferred partner for projects that require both financial support and a shared vision of a greener future.

There is no assurance, however, that our competitive advantages will be sufficient to win market share or achieve profitability.

Our Strategy

We aim to create value for both renewable energy developers and energy consumers by bridging the financial gap between the two, thus facilitating the widespread adoption of sustainable energy practices.

●	Partnerships with Renewable Energy Developers: We plan to establish strong relationships with renewable energy developers, providing them with the financial backing they need to succeed while securing future energy output for our customers.

●	Direct Outreach to High-Demand Energy Consumers: We plan to actively market our services to data centers and other large energy consumers, emphasizing the financial and sustainability benefits of PPAs and VPPAs.

●	Thought Leadership: We plan to establish our company as a thought leader in the renewable energy finance space by publishing white papers, hosting webinars, and speaking at industry conferences.

●	Market Price Risk Mitigation: To mitigate the risk of fluctuating market prices in VPPAs, we intend to negotiate settlement at hubs rather than nodes, reducing volatility and ensuring more predictable financial outcomes.

●	Credit Risk Mitigation: We will conduct rigorous due diligence on all projects and companies we finance, ensuring that they have a strong likelihood of success and minimizing the risk of default.

●	Regulatory Risk Mitigation: We will stay up-to-date with regulatory changes in both the energy and financial sectors, allowing us to adapt our business model as necessary to comply with new laws and regulations.

Government Regulation

We are subject to a wide range of federal, state, and local laws and regulatory frameworks. Many of these regulations are complex, continually evolving, and may impact our operations, financing activities, and ability to enter into or resell PPAs and VPPAs.

Federal Energy Regulation

The U.S. Federal Energy Regulatory Commission, or FERC, regulates wholesale electricity markets, interstate transmission, and certain types of power sale transactions. Although traditional physical PPAs for electricity generated and delivered within a single state often fall outside FERC jurisdiction, PPAs involving interstate commerce, wholesale energy sales, or certain structured transactions may trigger FERC oversight. If any of our activities were deemed to constitute jurisdictional wholesale power sales, we may be required to:

●	obtain authorization as an “exempt wholesale generator” or “power marketer”;

●	comply with FERC reporting and market-behavior rules; or

●	adhere to rate, tariff, or anti-manipulation regulations.

Compliance with FERC regulations could increase our operational costs and limit our flexibility in structuring energy contracts or reselling PPAs and VPPAs.

Commodity Futures Trading Commission

Many VPPAs function economically as financial swaps or hedges tied to electricity market prices. Depending on structure, certain VPPAs may be considered:

●	swaps;

●	financial derivative products; or

●	financially settled hedges.

If so, they may be subject to Commodity Futures Trading Commission, or CFTC, oversight under the Commodity Exchange Act. This could require us to comply with regulations governing:

●	swap dealing;

●	reporting and recordkeeping;

●	anti-manipulation rules; and

●	business conduct standards.

If the CFTC determines that our VPPA activities constitute “swap dealer” activity, we could be required to register with the CFTC or scale back certain lines of business.

State Utility Commissions

State public utility commissions regulate the sale of electricity, interconnection rules, and in some cases the contracting practices of entities involved in energy procurement. Although we are not a utility, certain states may consider aspects of our contract activities or financing structures as requiring:

●	market authorization;

●	power marketer registration; and/or

●	compliance with state-specific energy procurement standards.

Changes in state utility laws, renewable portfolio standards, or corporate procurement rules could affect our ability to enter or resell PPAs and VPPAs.

Nevada-Specific Requirements

As a Nevada-based company, we are subject to Nevada laws relating to:

●	renewable energy development and permitting;

●	licensing and registration requirements for energy-related businesses;

●	state-level consumer protection and financial technology regulations; and

●	general corporate compliance, reporting, and tax obligations.

To the extent we transact with utilities or projects located in Nevada, we may be required to comply with Nevada Public Utilities Commission rules governing renewable procurement and energy market participation.

Environmental and Renewable Energy Policies

Our business is significantly influenced by federal and state renewable energy policies, including:

●	the federal Investment Tax Credit and Production Tax Credit;

●	the Inflation Reduction Act and related Treasury/Internal Revenue Service guidance;

●	state Renewable Portfolio Standards;

●	local permitting, zoning, and siting regulations; and

●	interconnection rules set by regional transmission organizations and independent system operators.

Changes in any of these policies, particularly reductions or delays in tax credits or more restrictive permitting processes, may reduce the economic viability of the renewable energy projects we finance and impair demand for our services.

Local Permitting and Land Use Regulation

While we do not own or construct renewable energy projects, the viability of the projects we finance depends on local land-use approvals, zoning permits, environmental impact assessments, and interconnection queue processes.

Delays or denials in permitting at the local or state level may directly impact developers’ ability to advance to NTP or complete project milestones, affecting our financing outcomes and expected returns.

Regulatory Uncertainty

The regulatory landscape for renewable energy and energy markets continues to evolve. New regulations, shifts in enforcement priorities, or changes in political and policy environments could impose additional requirements, increase costs, restrict our activities, or adversely affect market demand for PPAs and VPPAs. Any significant regulatory change could materially affect our business model.

Employees

We presently have one full-time executive. Lee Michael Felty, our sole director, President, Secretary and Treasurer, serves in a full-time capacity. We do expect material changes in the number of employees over the next 12-month period.

Facilities

Our principal executive offices are located at 71 Potato Road, Sagaponack, New York 11962. We currently lease this office space under standard commercial terms. We do not own any real property.

Our business model is designed to operate efficiently without reliance on significant physical infrastructure. We believe our existing facilities are adequate to meet our present requirements. As our business grows, we may seek additional office space or co-working arrangements. We anticipate that any such additional space can be obtained on commercially reasonable terms and without material disruption to our operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes appearing elsewhere in this Offering Circular. This section contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

Summary of Financial and Operating Performance

We were incorporated on August 23, 2024, and are in the development stage. As of June 30, 2025, we had not generated revenues and were primarily engaged in organizational activities, including the establishment of our corporate structure, development of our business plan, and the initiation of this offering. We expect that revenues, once operations commence, will be derived from our pre-NTP stage and NTP stage financing Activities and our reselling of energy contracts.

Operating expenses for the period from inception through December 31, 2024 amounted to $10,357. Operating expenses for the three and six months ended June 30, 2025 amounted to $15,869. Operating expenses for the aforementioned periods consisted primarily of professional fees, legal and accounting costs associated with our formation and preparation of this Offering Circular.

Results of Operations

From inception (August 23, 2024) through June 30, 2025, we did not recognize any revenues. Because we are in the early stages of development, the timing and level of future revenues will depend on the successful execution of our business plan. Accordingly, management cannot, at this time, predict with certainty the level of revenues in future periods.

We had total operating expenses of $10,357 for the period from inception through December 31, 2024, and $15,869 for the three and six months ended June 30, 2025. Expenses incurred during this period were limited to organizational costs, regulatory filings, and professional service fees. We expect that future operating expenses will increase as we commence active business operations and begin incurring ongoing general and administrative costs.

Liquidity and Capital Resources

As of June 30, 2025, we had limited cash resources and assets (totaling $65,500 in receivables). This amount represents contributions made by related parties that were deposited into a trust with legal counsel to support operating cash flows.

Our ability to continue operations is dependent upon raising capital through this offering and other potential financings.

We expect that the proceeds from this offering, if successful and assuming the maximum amount we are seeking is obtained, will be used for working capital and other general corporate purposes. Until such time, liquidity remains limited and subject to substantial uncertainty.

Off-Balance Sheet Arrangements

As of June 30, 2025, we had no off-balance sheet arrangements.

Accounting Developments

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. A summary of our significant accounting policies is detailed in Note 3 to our financial statements.

Recently Issued Accounting Standards

Management believes that recently issued accounting standards either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth certain information concerning our sole officer and director.

Name	Age	Position(s)
Lee Michael Felty	44	President, Secretary, Treasurer and Director

Our directors are elected to a one-year term and serve until the next annual general meeting of stockholders and until their successor is elected and qualified. Our officers are appointed by our board of directors.

We believe that Mr. Felty’s educational background, operational and business experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

Certain information regarding the background of our sole director and executive officer is set forth below.

Lee Michael Felty

Lee Michael Felty has been our President, Secretary, Treasurer and the sole member of our board of directors since inception. Mr. Felty is a seasoned business leader and entrepreneur with a diverse background spanning technology, commercial real estate, and public service. Over the past five years, Mr. Felty has successfully led multiple ventures across the commercial real estate and hospitality industries. As a real estate owner and operator, he has developed and managed a portfolio of properties in key urban and resort markets, with a focus on high-end hospitality and mixed-use assets. His business ventures have been characterized by a deep understanding of consumer experience, local economic trends, and long-term value creation. Mr. Felty’s commitment to civic impact has also been reflected in his involvement in public service, where he has held influential roles interfacing with local government and community development initiatives. His interest to bridge public-private interests has informed his approach to business leadership, particularly in navigating complex regulatory environments and building sustainable partnerships.

Audit Committee and Audit Committee Financial Expert

Our board of directors (currently consisting of one member) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We currently have no “independent” directors as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

Stockholder Communications with Our Board of Directors

We welcome comments and questions from our stockholders. Stockholders should direct all communications to our President, Lee Micchael Felty, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to respond individually to all communications. Mr. Felty collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Conflicts of Interest - General

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts, and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

Conflicts of Interest - Corporate Opportunities

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Corporate Governance

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations. We have not formally adopted a written code of business conduct and ethics that governs our employees, officers and directors as the we are not required to do so.

In lieu of an audit committee, our board of directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of our financial statements and other services provided by our independent public accountants. Our board of directors reviews our internal accounting controls, practices and policies.

Committees of the Board

We currently do not have nominating, compensation, audit committees or committees performing similar functions nor do we have a written nominating, compensation, or audit committee charter. Our sole director believes that it is not necessary to have such committees at this time, because our sole director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Exchange Act.

We believe that our sole director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our sole director does not believe that it is necessary to have an audit committee because management believes that our board of directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development.

Independence of Directors

We are not required to have independent members of our board of directors, and do not anticipate having independent directors until such time as we are required to do so.

Code of Ethics

Our board of directors has not adopted a code of ethics. Our board of directors evaluated our business and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or board of directors expand in the future, we may take actions to adopt a formal code of ethics.

EXECUTIVE COMPENSATION

We did not pay any executive compensation during the period from August 23, 2024 (inception) to December 31, 2024. There are no formal written employment arrangements in place, however, we are obligated to issue an aggregate of 918,367 shares of our common stock to Mr. Felty as a one-time payment for his services as an officer of our Company. As of the date of this Circular, none of the foregoing shares have been issued to Mr. Felty. Except for the foregoing, we do not have any agreements or understandings that would change the terms of compensation during the course of a year.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our Company, pursuant to any presently existing plan provided by, or contributed to, our Company.

Outstanding Equity Awards

As of December 31, 2024, there were no outstanding equity awards held by any of our executive officers.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company. We are obligated to issue an aggregate of 918,367 shares of our common stock to Mr. Felty as a one-time payment for his services as an officer of our Company, as disclosed under “Executive Compensation” above. As of the date of this Circular, none of the foregoing shares have been issued to Mr. Felty. Mr. Felty does not receive additional compensation for his services as a member of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our Common Stock by the following: (i) each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) each of the named executive officers; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each listed person is in care of our Company, 71 Potato Road, Sagaponack, New York 11962.

Percentage ownership in the table below is based on 45,000,000 shares of Common Stock outstanding on the date of this Offering Circular.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Lee Michael Felty, President and Director(1)	—	—	—
All directors and officers as a group(1)	—	—	—

5%+ Stockholders
DLE Resources SEZC(2)	15,000,000	33.33%	33.33%
1313986 BC ULC(3)	7,500,000	16.67%	16.67%
1917478 Holdings ULC(4)	7,500,000	16.67%	16.67%
Bluesphere Ventures Inc.	5,000,000	11.11%	11.11%
Gemma Property Group, LLC(5)	5,000,000	11.11%	11.11%
Venport Holdings Inc.(6)	5,000,000	11.11%	11.11%

(1)	Does not include 918,367 shares of our common stock that we are obligated to issue to Mr. Felty as a one-time payment for his services as an officer of our Company. As of the date of this Offering Circular, none of the foregoing shares have been issued to Mr. Felty.

(2)	The address of DLE Resources SEZC is Second Floor, Elgin Court, Elgin Avenue, PO Box 448 Grand Cayman KY1 1106.

(3)	The address of 1313986 BC ULC is 2406-175 Cumberland Avenue, Toronto, Ontario, Canada M5R 3M9.

(4)	The address of 1917478 Holdings ULC is 2406-175 Cumberland Avenue, Toronto, Ontario, Canada M5R 3M9.

(5)	Edmund Soleymani, the sole member and sole manager of Gemma Property Group, LLC, has voting and dispositive power over the shares held by Gemma Property Group, LLC. The address of Gemma Property Group, LLC is 5 Martin Court, Great Neck, New York 11024.

(6)	The address of Venport Holdings Inc. is 404-110 Cumberland Street, Toronto, Ontario, Canada M5R 3V5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2024, DLE Resources SEZC, 1313986 BC ULC, 1917478 Holdings ULC, Bluesphere Ventures Inc., Gemma Property Group, LLC, and Venport Holdings Inc., all of whom own more than 10% of our outstanding Common Stock, contributed $75,000 into a trust with legal counsel to support operating cash flows. As at June 30, 2025, we owed $65,000 to such related parties.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Nauth LPC, Toronto, Ontario, Canada.

EXPERTS

Our financial statements as of, and for the for the period from August 23, 2024 (inception) to December 31, 2024, appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of L J Soldinger Associates, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

VOLTA STREAMING INC.

Audited Financial Statements

For the Period Ended December 31, 2024

TABLE OF CONTENTS

Cover Page

Certified Public Accountants and Business Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Volta Streaming Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Volta Streaming Inc. (the Company) as of December 31, 2024, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the period August 23, 2024 (Inception) through December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the period August 23, 2024 (Inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

L J Soldinger Associates, LLC

Deer Park, Illinois

June 12, 2025

We have served as the Company’s auditor since 2025.

21925 Field Parkway, Suite 240  Deer Park, IL 60010  Tel: 847•726•8100 Fx: 847•726•6770  www.soldinger.com

VOLTA STREAMING INC.
Balance Sheets
As of December 31, 2024
(Expressed in United States Dollars)

December 31,
As of	2024
Assets
Current
Receivables	$75,000
75,000

Total Assets	$75,000

Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$9,721
9,721

Due to related parties	$75,000
Total Liabilities	84,721

Commitments and Contingencies	—

Shareholders’ Equity (Deficit)
Common shares - Class A; 60,000,000 authorized; 45,000,000 issued and outstanding, par value $0.00001	450
Accumulated deficit	(10,171)
Total Shareholders’ Equity (Deficit)	(9,721)

Total Liabilities and Shareholders’ Equity (Deficit)	$75,000

The accompanying notes are an integral part of these audited financial statements

VOLTA STREAMING INC.

Statements of Operations

For the period ended December 31, 2024

(Expressed in United States Dollars)

August 23, 2024
(Inception), to
December 31, 2024

Operating Expenses
General and administrative	$450
Professional fees	9,907
Total Expenses	10,357

Operating Loss	(10,357)

Other Expenses
Loss on foreign currency exchange	(186)
Total Other Expenses	(186)

Income (Loss) from Operations before Income Taxes	$(10,171)
Income tax expense	—
Net Income (Loss)	$(10,171)

Basic Gain (Loss) per Share	$(0.00)

Weighted Average Number of Common Shares Outstanding	45,000,000

The accompanying notes are an integral part of these audited financial statements

VOLTA STREAMING INC.

Statements of Cash Flows
For the period ended December 31, 2024

(Expressed in United States Dollars)

August 23, 2024
(Incorporation), to
December 31,
2024
Cash Provided by (Used in)

Operating Activities
Net income (loss)	$(10,171)
Changes in non-cash working capital items:
Accounts payable and accrued liabilities	9,721
Cash used in operating activities	(450)

Financing Activities
Proceeds from shares issuable	450
Cash provided by financing activities	450

Inflow (Outflow) of Cash and Cash Equivalents	—
Cash and cash equivalents - Beginning of period	—
Cash and cash equivalents - End of period	$—

Supplemental disclosure of non-cash transactions:
Cash contributed to legal trust by related parties	$75,000
Receivables - legal	$(75,000)

The accompanying notes are an integral part of these audited financial statements

VOLTA STREAMING INC.
Statement of Changes in Shareholders’ Equity (Deficit)
For the period ended December 31, 2024
(Expressed in United States Dollars)

	Common Shares	Share Capital	Additional paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity (Deficit)
		$	$	$	$
Inception, August 23, 2024	—	—	—	—	—
Initial common stock issuance	45,000,000	450	—	—	450
Net income (loss) for the period	—	—	—	(10,171)	(10,171)
Balance December 31, 2024	45,000,000	450	—	(10,171)	(9,721)

The accompanying notes are an integral part of these audited financial statements

VOLTA STREAMING INC.

Notes to the Financial Statements
For the period ended December 31, 2024
(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Volta Streaming Inc. (the “Company”) was incorporated in the State of Nevada in August 2024 and is based in Manhasset, New York. The Company is engaged in the business of environmentally conscious fintech solutions and maintains operations in the United States of America and Canada. The Company’s registered office is located at 71 Potato Road, Sagaponack, New York 11962, United States.

2.	BASIS OF PREPARATION

The financial statements of the Company are prepared on the accrual basis of accounting using accounting principles generally accepted in the United States of America. The company has no predecessor entities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

General and Administrative Costs

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Revenue recognition

The Company has adopted the provisions of FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue From Contracts with Customers (“ASC 606”), using the full retrospective method. ASC 606 eliminates industry-specific guidance and provides a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of ASC 606 is that a reporting entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the reporting entity expects to be entitled in exchange for those goods and services.

In accordance with ASC 606, the Company utilizes the following steps to recognize revenues:

-	Identify the contract with the customer

-	Identify the performance obligations in the contract

-	Determine the transaction price

-	Allocate the transaction price

-	Recognize the revenue when or as the entity satisfies a performance obligation

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended December 31, 2024

(Expressed in United States Dollars)

Fair value measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the date of measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalent, prepaids, accounts receivable and accounts payable approximate fair value due to the short-term maturities of these instruments.

The Company had no financial assets required to be measured at fair value on a recurring basis as of December 31, 2024.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its receivables balance held in trust with the Company’s law firm. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Commitments and contingencies

The Company may at times be subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. When management believes that a liability is probable and can be reasonably estimated, a liability will be accrued. As of December 31, 2024, management is unaware of any matters which it believes warrant recognition and/or disclosure in the financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company calculates and provides for income taxes in the tax jurisdiction in which the Company operates. Provision for income taxes includes the amounts payable or refundable for the current period, the effect of deferred taxes and impacts from uncertain tax positions.

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended December 31, 2024

(Expressed in United States Dollars)

The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating losses, tax credits and other carryforwards. Deferred tax assets and liabilities are measured using tax rates when the assets and liabilities are expected to be realized or settled. The Company regularly reviews deferred tax assets for realizability and establishes appropriate valuation allowances based on available evidence including historical operating losses, projected future taxable income, expected timing of the reversals of existing temporary differences, and appropriate tax planning strategies.

Recent accounting pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

4.	RELATED PARTY TRANSACTIONS

The Company enters into significant transactions with related parties, primarily for funding of its ongoing operations and follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure or related party transactions. It is possible that the terms of such transactions would not be the same with these related parties as would result from transactions among unrelated parties.

Due to Related Parties

In November 2024, related parties contributed $75,000 into a trust with legal counsel to support operating cash flows. As at December 31, 2024, the Company owed $75,000 to the related parties.

5.	SHAREHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 60,000,000 Common Shares.

As of December 31, 2024, the Company had 45,000,000 Class A Common Shares issued.

On August 23, 2024, the Company received cash proceeds of $450 for the initial issuance of 45,000,000 Class A Common Shares.

6.	INCOME TAXES

The Company has not made provision for income taxes for the years ended December 31, 2024, since the Company has the benefit of net operating loss in this period.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax assets as of December 31, 2024.

As of December 31, 2024, the Company had approximately $10,171, of net operating losses available in the United States. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code U.S. Federal tax returns are closed by statute for years through 2014. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates.

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended December 31, 2024

(Expressed in United States Dollars)

Net deferred tax assets consist of the following components as of:
December 31, 2024

Net operating loss carryforwards	$2,136
Total deferred tax assets	2,136
Valuation allowance	(2,136)
Net deferred tax assets (liabilities)	$—

7.	COMMITMENTS AND CONTINGENCIES

The Company is not aware of any legal proceedings or claims that management believes would have a material adverse effect on the Company’s financial position or results of operations.

VOLTA STREAMING INC.

Financial Statements
(Unaudited)

For the Three and Six Month Ended June 30, 2025

TABLE OF CONTENTS

Cover Page

VOLTA STREAMING INC.

Balance Sheets

As of June 30, 2025

(Expressed in United States Dollars)

As of	June 30, 2025	December 31, 2024
Assets
Current
Receivables	65,500	75,000
	65,500	75,000

Total Assets	$65,500	$75,000

Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$16,239	$9,721
	16,239	9,721

Due to related parties	$75,000	75,000
Total Liabilities	91,239	84,721

Commitments and Contingencies	—	—

Shareholders’ Equity (Deficit)
Common shares - Class A; 60,000,000 authorized; 45,000,000 issued and outstanding, par value $0.00001	450	450
Accumulated deficit	(26,189)	(10,171)
Total Shareholders’ Equity (Deficit)	(25,739)	(9,721)

Total Liabilities and Shareholders’ Equity (Deficit)	$65,500	$75,000

The accompanying notes are an integral part of these financial statements

 F-1

VOLTA STREAMING INC.

Statements of Operations

For the three and six months ended June 30, 2025

(Expressed in United States Dollars)

	Three months ended	Six months ended	August 23, 2024 (Inception), to
	June 30, 2025	June 30, 2025	December 31, 2024

Operating Expenses
General and administrative	$—	$—	$450
Professional fees	15,869	15,869	9,907
Total Expenses	15,869	15,869	10,357

Operating Loss	(15,869)	(15,869)	(10,357)

Other Expenses
Loss on foreign currency exchange	149	149	(186)
Total Other Expenses	149	149	(186)

Income (Loss) from Operations before Income Taxes	$(16,018)	$(16,018)	$(10,171)
Income tax expense	—	—	—
Net Income (Loss)	$(16,018)	$(16,018)	$(10,171)

Basic Gain (Loss) per Share	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	45,000,000	45,000,000	45,000,000

The accompanying notes are an integral part of these financial statements

 F-2

VOLTA STREAMING INC.

Statements of Cash Flows

For the six months ended June 30, 2025

(Expressed in United States Dollars)

	Six months ended	August 23, 2024 (Inception), to
	June 30	December 31,
	2025	2024
Cash Provided by (Used in)

Operating Activities
Net income (loss)	$(16,018)	$(10,171)
Items not affecting cash:
Gain on foreign currency exchange	(149)	—
Changes in non-cash working capital items:
Accounts receivable	9,500	—
Accounts payable and accrued liabilities	6,667	9,721
Cash used in operating activities	—	(450)

Financing Activities
Proceeds from shares issuable	—	450
Cash provided by financing activities	—	450

Inflow (Outflow) of Cash and Cash Equivalents	—	—
Cash and cash equivalents - Beginning of period	—	—
Cash and cash equivalents - End of period	$—	$—

Supplemental disclosure of cash and cash equivalents:
Cash contributed to legal trust by related parties	$—	$75,000
Receivables – legal	$—	$(75,000)

The accompanying notes are an integral part of these financial statements

 F-3

VOLTA STREAMING INC.

Statement of Changes in Shareholders’ Equity (Deficit)

For the six months ended June 30, 2025

(Expressed in United States Dollars)

	Common Shares	Share Capital	Additional paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity (Deficit)
		$	$	$	$
Incorporation, August 23, 2024	—	—	—	—	—
Initial common stock issuance	45,000,000	450	—	—	450
Net income (loss) for the period	—	—	—	(10,171)	(10,171)
Balance December 31, 2024	45,000,000	450	—	(10,171)	(9,721)
Net income (loss) for the period				(16,018)	(16,018)
Balance June 30, 2025	45,000,000	450	—	(26,189)	(25,739)

The accompanying notes are an integral part of these financial statements

 F-4

VOLTA STREAMING INC.

Notes to the Financial Statements

For the period ended June 30, 2025

(Expressed in United States Dollars)

1.	NATURE OF OPERATIONS

Volta Streaming Inc. (the “Company”) was incorporated in the State of Nevada in August 2024 and is based in Manhasset, New York. The Company is engaged in the business of environmentally conscious fintech solutions and maintains operations in the United States of America and Canada. The Company’s registered office is located at 71 Potato Road, Sagaponack, New York 11962, United States.

2.	BASIS OF PREPARATION

The financial statements of the Company are prepared on the accrual basis of accounting using accounting principles generally accepted in the United States of America. The company has no predecessor entities.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased.

General and Administrative Costs

General and administrative expenses consist of payroll and related expenses for employees and independent contractors involved in general corporate functions, including accounting, finance, tax, legal, business development, and other miscellaneous expenses.

Revenue recognition

The Company has adopted the provisions of FASB Accounting Standards Codification (“ASC”) Topic 606, Revenue From Contracts with Customers (“ASC 606"), using the full retrospective method. ASC 606 eliminates industry-specific guidance and provides a single revenue recognition model for recognizing revenue from contracts with customers. The core principle of ASC 606 is that a reporting entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the reporting entity expects to be entitled in exchange for those goods and services.

In accordance with ASC 606, the Company utilizes the following steps to recognize revenues:

-	Identify the contract with the customer

-	Identify the performance obligations in the contract

-	Determine the transaction price

-	Allocate the transaction price

-	Recognize the revenue when or as the entity satisfies a performance obligation

 F-5

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended June 30, 2025

(Expressed in United States Dollars)

Fair value measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the date of measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalent, prepaids, accounts receivable and accounts payable approximate fair value due to the short-term maturities of these instruments.

The Company had no financial assets required to be measured at fair value on a recurring basis as of June 30, 2025.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its receivables balance held in trust with the Company’s law firm. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Commitments and contingencies

The Company may at times be subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. When management believes that a liability is probable and can be reasonably estimated, a liability will be accrued. As of June 30, 2025, management is unaware of any matters which it believes warrant recognition and/or disclosure in the financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company calculates and provides for income taxes in the tax jurisdiction in which the Company operates. Provision for income taxes includes the amounts payable or refundable for the current period, the effect of deferred taxes and impacts from uncertain tax positions.

The Company recognizes deferred tax assets and liabilities for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, net operating losses, tax credits and other carryforwards. Deferred tax assets and liabilities are measured using tax rates when the assets and liabilities are expected to be realized or settled. The Company regularly reviews deferred tax assets for realizability and establishes appropriate valuation allowances based on available evidence including historical operating losses, projected future taxable income, expected timing of the reversals of existing temporary differences, and appropriate tax planning strategies.

 F-6

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended June 30, 2025

(Expressed in United States Dollars)

Recent accounting pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

4.	RELATED PARTY TRANSACTIONS

The Company enters into significant transactions with related parties, primarily for funding of its ongoing operations and follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure or related party transactions. It is possible that the terms of such transactions would not be the same with these related parties as would result from transactions among unrelated parties.

Due to Related Parties

In November 2024, related parties contributed $75,000 into a trust with legal counsel to support operating cash flows. As at June 30, 2025, the Company owed $75,000 to the related parties.

5.	SHAREHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 60,000,000 Common Shares.

As of June 30, 2025, the Company had 45,000,000 Class A Common Shares issued.

On August 23, 2024, the Company received cash proceeds of $450 for the initial issuance of 45,000,000 Class A Common Shares.

6.	INCOME TAXES

The Company has not made provision for income taxes for the years ended June 30, 2025, since the Company has the benefit of net operating loss in this period.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax assets as of December 31, 2024.

As of December 31, 2024, the Company had approximately $10,171, of net operating losses available in the United States. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code U.S. Federal tax returns are closed by statute for years through 2014. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates.

 F-7

VOLTA STREAMING INC.

Notes to Financial Statements

For the period ended June 30, 2025

(Expressed in United States Dollars)

Net deferred tax assets consist of the following components as of:

December 31, 2024

Net operating loss carryforwards	$2,136
Total deferred tax assets	2,136
Valuation allowance	(2,136)
Net deferred tax assets (liabilities)	$—

7.	COMMITMENTS AND CONTINGENCIES

The Company is not aware of any legal proceedings or claims that management believes would have a material adverse effect on the Company’s financial position or results of operations.

 F-8

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Title of Document

2.1	Articles of Incorporation*

2.2	Bylaws*

4.1	Form of Subscription Agreement**

11.1	Consent of L J Soldinger Associates, LLC

11.2	Consent of Nevada Counsel (included in Exhibit 12.1)**

12.1	Opinion of Nevada Counsel**

* Previously filed

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhasset, State of New York, on December 23, 2025.

VOLTA STREAMING INC.

By:	/s/ Lee Michael Felty

Lee Michael Felty

President

This Offering Statement has been signed by the following person in the capacities indicated on December 23, 2025.

By:	/s/ Lee Michael Felty

Lee Mihcael Felty

President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)